UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 27, 2006
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-6799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages
Exhibit Index - Page 4

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry Into a Material Definitive Agreement

On January 27, 2006, The Hershey Company (the “Company”) announced that it has entered into an agreement (“Agreement”) with Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (the “Milton Hershey School Trust”), dated January 27, 2006, under which the Milton Hershey School Trust intends to participate on a proportional basis in plans approved by the Company’s Board of Directors (“Board”) to repurchase the Company’s outstanding Common Stock, par value one dollar per share (“Common Stock”). The Board had approved the repurchase of $250 million of its Common Stock in April 2005, and in December 2005 approved the repurchase of an additional $500 million of its Common Stock. The Company expects to complete both authorizations by the end of 2006. The term of the Agreement will commence on January 30, 2006 and expire on July 31, 2006 (the “Term”). The parties, by mutual consent, may renew the Agreement for subsequent additional terms. This Agreement is a renewal of an existing agreement that commenced on December 13, 2005 and will expire on January 30, 2006.

Under the terms of the Agreement, the Milton Hershey School Trust will sell to the Company on a weekly basis during the Term the number of shares of Common Stock equal to the product of the aggregate number of shares of Common Stock the Company has purchased on the open market from persons other than the Milton Hershey School Trust during the preceding calendar week (the “Prior Week Shares”) multiplied by .44. The purchase price for each weekly purchase will be the volume weighted average price (“VWAP”) paid by the Company for the Prior Week Shares. The VWAP is calculated by dividing the total consideration paid by the Company, without taking commissions into account, for the Prior Week Shares by the Prior Week Shares, excluding any transaction involving the purchase of shares of Common Stock directly from affiliates of the Company. The Milton Hershey School Trust is not required to sell shares to the Company if the VWAP for the shares for such week is less than $55 per share.

A copy of the Agreement is attached hereto and filed as Exhibit 10.1. The description of the Agreement contained herein is not complete and is qualified in its entirety by reference to the Agreement which is incorporated by reference herein.

Item 7.01	Regulation FD

The Company issued a press release on January 27, 2006 announcing its entry into the Agreement with the Milton Hershey School Trust. A copy of that press release is attached hereto and furnished as Exhibit 99.1.

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Exhibit Index - Page 4

Item 9.01	Financial Statements and Exhibits

            (d)  Exhibits

10.1	Agreement dated January 27, 2006 between The Hershey Company and Hershey Trust Company, Trustee for the Benefit of Milton Hershey School

99.1	Press Release dated January 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 27, 2006

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West Senior Vice President, Chief Financial Officer

Page 3 of 4 Pages
Exhibit Index - Page 4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated January 27, 2006 between The Hershey Company and Hershey Trust Company, Trustee for the Benefit of Milton Hershey School

99.1	Press release dated January 27, 2006

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Exhibit Index - Page 4